UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2013

First Priority Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-140879	20-8420347
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 West Liberty Boulevard, Suite 104 Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 280-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on February 28, 2013, First Priority Financial Corp. (the “Company”) completed its merger transaction (the “Merger Transaction”) with Affinity Bancorp, Inc. (“Affinity”) pursuant to which Affinity merged with and into the Company and Affinity Bank, the wholly owned banking subsidiary of Affinity, merged with and into First Priority Bank. As a result of completion of the Merger Transaction, on April 3, 2013, the Company’s Board of Directors appointed the following executive officers of the Company to the positions indicated:

Name	Title
David E. Sparks	Chairman and Chief Executive Officer

Steven A. Ehrlich	President

Lawrence E. Donato	Executive Vice President and Chief Risk Officer

Mary Ann Messmer	Executive Vice President

Mark J. Myers	Chief Financial Officer

Mr. Sparks, age 68, has served as Chairman, President and CEO of the Company from its formation in 2007. Mr. Sparks also has served as Chairman and CEO of First Priority Bank from its formation in 2005. Effective with completion of the Merger Transaction, Mr. Sparks became Chairman and CEO of the Company and Chairman of First Priority Bank. Mr. Sparks was Chairman and CEO of Millennium Bank from 1998 to 2004.

Mr. Ehrlich, age 51, served as Chairman, CEO and President of Affinity Bancorp, Inc. and Affinity Bank from their founding in 2009 and 2002, respectively, until completion of the Merger Transaction.

Mr. Donato, age 64, has served as a director and the Chief Operating Officer of First Priority Bank from its formation in 2005 and was a director of the Company from its formation in 2007 until completion of the Merger Transaction. Mr. Donato also served as Chief Financial Officer of the Company from its formation in 2007, until April 3, 2013. Mr. Donato was Chief Executive Officer of Fiserv Securities, Inc. from 1998 until 2003.

Ms. Messmer, age 58, has served as Executive Vice President of the Company and First Priority Bank since September 2011. Prior to assuming her current position, Ms. Messmer served as President of First Priority Bank since November 2005. Ms. Messmer was a director of First Priority from its formation in 2007 and a director of First Priority Bank from its formation in 2005 until completion of the Merger Transaction.

Mr. Myers, age 51, previously served as Chief Accounting Officer for the Company and has served as Chief Financial Officer of First Priority Bank since 2007. Before that, Mr. Myers was Senior Vice President and Controller for Harleysville National Corporation from 2004 until 2007, and prior to that, was Senior Vice President and Chief Financial Officer of Millennium Bank from 1998 through 2003.

None of the officers named above or any of their affiliates has engaged in any transaction with First Priority or First Priority Bank during 2012 or since January 1, 2013, which would have required disclosure under Item 404(a) of Regulation S-K (relating to transactions with related persons). Certain of such officers are parties to transactions with First Priority Bank involving the purchase of certificates of deposit and extensions of credit in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectability or present other unfavorable features.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PRIORITY FINANCIAL CORP.

Dated: April 4, 2013	By:	/s/ Mark J. Myers
Mark Myers Chief Financial Officer